-------------------------------------------------------------------------



                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                FORM 8-K/A
                             (Amendment No. 1)


                              CURRENT REPORT



                       Pursuant to Section 13 of the
                      Securities Exchange Act of 1934


                             January 24, 1997
                     (Date of earliest event reported)



                            Carlyle Golf, Inc.
            (Exact name of registrant as specified in charter)




      Colorado                    0-24160                    84-1218066
(State or other juris-          (Commission                (IRS Employer
diction of incorporation)      file number)             Identification No.)


             10550 East 54th Avenue, Unit E, Denver, CO 80239
           (Address of principal executive offices)  (Zip Code)


    Registrant's telephone number, including area code: (303) 371-2889

--------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Filed herewith are the financial statements of Star Point Enterprises, Inc., substantially all of whose assets were acquired by Carlyle Golf, Inc. on January 24, 1997, and the pro forma combined financial statements of the Company giving effect to the acquisition.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Audited financial statements of Star Point Enterprises, Inc. at December 31, 1996 and 1995, and for each of the years in the two-year period ended December 31, 1996.

     (b) Condensed pro forma combined financial statements of Carlyle Golf, Inc. as of October 31, 1996 and for the year then ended.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CARLYLE GOLF, INC.
                                   (Registrant)



Dated: April 8, 1997               By:  /s/ Jerome M. Hause

                                   Jerome M. Hause
                                   President



CARLYLE GOLF, INC.

PRO FORMA COMBINED FINANCIAL STATEMENTS

(UNAUDITED)
--------------------------------------------------------------------------

On January 24, 1997, Carlyle Golf, Inc. (Carlyle) acquired substantially all of the assets of Star Point Enterprises, Inc. (Star Point) doing business as Pro-Line Cap Company. Star Point is a producer of high quality sized and adjustable athletic and golf headwear. The business combination has been accounted for as a purchase and the results of the operations of Star Point will be included in the operations of Carlyle beginning February 1, 1997.

The following unaudited pro forma balance sheet as of October 31, 1996 assumes that the acquisition occurred as of that date and reflects the combination of the historical balance sheet of Carlyle as of October 31, 1996 with the historical balance sheet of Star Point as of December 31, 1996, with pro forma adjustments to give effect to the business combination.

The following unaudited pro forma combined statement of operations for the year ended October 31, 1996 combines the historical results of operations of Carlyle for the year ended October 31, 1996 with the historical results of operations of Star Point for the year ended December 31, 1996. The pro forma combined results of operations of Carlyle assume that the business combination occurred as of November 1, 1995.

The pro forma results of operations are not necessarily indicative of the results that would have been obtained if the business combination had occurred as of the beginning of the period presented nor are they indicative of the future operating results of the combined companies. These unaudited condensed pro forma combined financial statements should be read in conjunction with the historical financial statements and related notes of Carlyle and Star Point.


CARLYLE GOLF, INC.

PRO FORMA COMBINED BALANCE SHEET

(UNAUDITED)
--------------------------------------------------------------------------

                         Carlyle     Star Point
                       historical    historical
                       October 31,  December 31,   Pro forma    Pro forma
ASSETS                    1996          1996      adjustments   combined
------                 -----------  ------------  -----------   ---------

Current assets:
  Cash                  $   12,326      31,369                     43,695
  Trade receivables, net   585,522     855,326                  1,440,848
  Inventories            1,782,916   1,409,589                  3,192,505
  Prepaid expenses         150,319      70,300                    220,619
                        ----------   ---------                  ---------

    Total current assets 2,531,083   2,366,584                  4,897,667

Property and equipment,                           141,659  (a)
  net                      467,630     886,266    800,000  (b)  2,295,555
Goodwill                     -           -      1,893,579  (c)  1,893,579
Other assets                46,223      22,880     77,120  (d)    146,223
                        ----------   ---------  ---------       ---------
                        $3,044,936   3,275,730  2,912,358       9,233,024
                        ==========   =========  =========       =========

LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)

Current liabilities:
  Notes payable
    to bank             $  526,307   2,075,000   (847,556) (e)  1,753,751
  Note payable
    to stockholder           -           -      1,243,000  (e)  1,243,000
  Current portion of
    long-term debt           -         329,732   (329,732) (e)      -

  Current portion
    of long-term                                   50,161  (h)
    debt to related                                59,113  (i)
    parties                  -         300,065   (300,065) (f)    109,274
  Accounts payable         474,599     279,842    176,000  (g)    930,441
  Accrued liabilities       86,628     610,816                    697,444
                        ----------   ---------                  ---------

    Total current
      liabilities        1,087,534   3,595,455                  4,733,910

Long-term debt               -          88,309    (88,309) (e)      -

                                                  173,260  (h)
Long-term debt to related                         212,691  (i)
  parties                    -       1,640,797 (1,640,797) (f)    385,951

Stockholders' equity (deficit):
  Preferred stock            -           -      1,320,432  (k)  1,320,432
                                                      322  (k)
  Common stock               4,871         220       (220) (j)      5,193

                                                  686,007  (k)
  Additional paid-in                              149,000  (g)
    capital              6,994,703   2,933,706 (2,933,706) (j)  7,829,710
  Compensation payable
    in stock               117,304       -                        117,304
  Unearned compensation    (78,174)      -                        (78,174)
  Accumulated deficit   (5,081,302) (4,982,757) 4,982,757  (j) (5,081,302)
                        ----------   ---------                  ---------

    Total stockholders'
      equity (deficit)   1,957,402  (2,048,831)                 4,113,163
                        ----------   ---------  ---------       ---------

                        $3,044,936   3,275,730  2,912,358       9,233,024
                        ==========   =========  =========       =========


CARLYLE GOLF, INC.

Pro Forma Combined Statement of Operations

(Unaudited)
--------------------------------------------------------------------------

                         Carlyle     Star Point
                       historical    historical
                       October 31,  December 31,   Pro forma    Pro forma
                          1996          1996      adjustments   combined
                       -----------  ------------  -----------   ---------
Net revenue            $ 4,131,278   6,233,978                 10,365,256
Cost of sales            3,385,876   4,536,465                  7,922,341
                        ----------   ---------                  ---------
  Gross profit             745,402   1,697,513                  2,442,915

                                                  126,239  (l)
  Selling, general and                             20,000  (m)
    administrative                                 28,332  (n)
    expenses             1,933,395   2,705,754     33,333  (o)  4,847,053
                        ----------   ---------                  ---------

      Loss from
      operations        (1,187,993) (1,008,241)                (2,404,138)

Other income (expenses):
  Interest expense        (109,813)   (205,960)                  (315,773)

  Interest expense to                             134,944  (p)
  related parties            -        (134,944)   (35,000) (q)    (35,000)
  Other, net                 -          32,775                     32,775
                        ----------   ---------  ---------       ---------
                          (109,813)   (308,129)                  (317,998)
                        ----------   ---------  ---------       ---------

      Net loss         $(1,297,806) (1,316,370)  (107,960)     (2,722,136)
                        ==========   =========  =========       =========

Net loss per common
  share                $      (.29)                                  (.56)
                        ==========                              =========

Weighted average common
  shares outstanding     4,535,045                              4,857,420
                        ==========                              =========

CARLYLE GOLF, INC.

Notes to Pro Forma Combined Financial Statements

October 31, 1996

(Unaudited)
--------------------------------------------------------------------------

(1)  Basis of Presentation

     On January 24, 1997, Carlyle acquired substantially all of the assets of Star Point in accordance with the terms of the Asset Purchase Agreement. In connection with the acquisition, Carlyle also purchased a building that was leased by Star Point from a related party as an office and manufacturing facility. The acquisition of the assets of Star Point and the purchase of the building are collectively referred to as the "Acquisition". In connection with the Acquisition, Carlyle issued 322,375 shares of common stock of Carlyle, 1,320,432 shares of preferred stock of Carlyle, and options to purchase 200,000 shares of common stock of Carlyle at $2.08 per share. Carlyle also issued a mortgage note payable for approximately $223,000, secured by the building, and assumed liabilities of Star Point aggregating approximately $3,300,000. Carlyle also entered into an agreement with the owner of Star Point to pay him an aggregate of approximately $325,000 over a three-year period. Direct costs associated with the acquisition were approximately $325,000.

     The total purchase price for the Acquisition of $6,033,121, includes
     (i) the estimated fair value of the equity securities issued, (ii) the amount of the mortgage note payable issued of $223,421, (iii) liabilities assumed of $3,319,405, (iv) the present value of future payments due to the owner of Star Point, and (v) direct costs of $325,767.

     Also in connection with the Agreement, Star Point advanced $1,243,000 to Carlyle under the terms of a note payable. The amount advanced was used to repay certain long-term debt of Star Point and to repay a portion of Star Point's line of credit. Carlyle also entered into a new line of credit with a bank, the proceeds from which were used to pay off the balance of Star Point's line of credit.

(2)  Pro Forma Adjustments

     The following adjustments were recorded to give effect to the combination of Carlyle and Star Point.

     (a) Adjustment to record the fair value of property and equipment acquired in the business combination.

     (b) Adjustment to record the fair value of the building acquired from a related party of Star Point in connection with the business combination.

     (c) Adjustment to record goodwill, representing the excess of the purchase price over the net assets acquired.

     (d) Adjustment to record the fair value of other assets acquired from Star Point.

     (e) Adjustment to record funds advanced by Star Point under the terms of a note payable to Star Point and the use of the funds to repay a portion of the note payable to bank and to repay other debt of Star Point.


CARLYLE GOLF, INC.

Notes to Pro Forma Combined Financial Statements, Continued
--------------------------------------------------------------------------

(2)  Pro Forma Adjustments (continued)

     (f) Adjustment to eliminate long-term debt to related parties which was not assumed by Carlyle.

     (g) Adjustment to record the estimated direct costs of the acquisition.

     (h) Adjustment to record the mortgage note payable issued in connection with the acquisition of the building.

     (i) Adjustment to record the present value of the future payments due to the owner of Star Point.

     (j) Common stock, additional paid-in capital and accumulated deficit have been adjusted to eliminate the historical equity accounts of Star Point.

     (k) Adjustment to record the estimated fair value of the common stock and preferred stock and options issued in the transaction.

     (l) Adjustment to record amortization of goodwill recorded in the acquisition over a 15-year period.

     (m) Adjustment to record depreciation expense relating to the building acquired over its estimated useful life of 40 years.

     (n) Adjustment to record additional depreciation expense relating to the equipment acquired over its estimated useful life.

     (o) Adjustment to record amortization of other assets acquired over a three-year period.

     (p) Adjustment to eliminate interest expense on related party debt which was not assumed by Carlyle.

     (q) Adjustment to record interest expense related to the mortgage note payable and obligation to the owner of Star Point.


                       Independent Auditors' Report
                       ----------------------------

Board of Directors
Star Point Enterprises, Inc.:


We have audited the accompanying balance sheets of Star Point Enterprises, Inc. as of December 31, 1996 and 1995, and the related statements of operations, stockholder's deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Star Point
Enterprises, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                   KPMG Peat Marwick LLP


Denver, Colorado
April 1, 1997



STAR POINT ENTERPRISES, INC.

Balance Sheets

December 31, 1996 and 1995
--------------------------------------------------------------------------

ASSETS                                             1996           1995
------                                          ----------     ----------
Current assets:
  Cash                                          $   31,369       126,560
  Trade accounts receivable, less allowance
    for doubtful accounts and discounts of
    $317,000 in 1996 and $406,000
    in 1995 (note 4)                               855,326       848,736
  Inventories (notes 2 and 4)                    1,409,589     1,815,571
  Prepaid expenses                                  70,300        89,022
                                                ----------    ----------

      Total current assets                       2,366,584     2,879,889

Property and equipment, net (notes 3 and 4)        886,266     1,161,132
Noncompete agreements, net of accumulated
  amortization of $922,201 in 1995                   -            59,933
Other assets                                        22,880        22,880
                                                ----------    ----------

                                                $3,275,730     4,123,834
                                                ==========    ==========

LIABILITIES AND STOCKHOLDER'S DEFICIT
-------------------------------------

Current liabilities:
  Revolving line of credit (note 4)            $ 2,075,000       823,956
  Current portion of long-term debt (note 5)       329,732       614,818
  Current portion of long-term debt to
    related parties (note 6)                       300,065        59,316
  Accounts payable                                 279,842       250,465
  Accrued interest to related parties              165,981       126,220
  Accrued commissions                               87,841       149,615
  Accrued royalties                                 65,625       123,195
  Other accrued expenses                           291,369       319,562
                                                ----------    ----------

      Total current liabilities                  3,595,455     2,467,147

Long-term debt (note 5)                             88,309       480,742
Long-term debt to related parties (note 6)       1,640,797     1,908,406
Stockholder's deficit:
  Common stock, $.01 par value; 1,000,000
    shares authorized; 22,000 shares issued
    and outstanding                                    220           220
  Additional paid-in capital                     2,933,706     2,933,706
  Accumulated deficit                           (4,982,757)   (3,666,387)
                                                ----------    ----------

      Total stockholder's deficit               (2,048,831)     (732,461)
                                                ----------    ----------

Commitments and contingencies (notes 8 and 9)   $3,275,730     4,123,834
                                                ==========    ==========

See accompanying notes to financial statements.


STAR POINT ENTERPRISES, INC.

Statements of Operations

Years Ended December 31, 1996 and 1995
--------------------------------------------------------------------------

                                                   1996           1995
                                                ----------     ----------
Net sales                                       $6,233,978     8,532,266
Cost of sales                                    4,536,465     6,352,904
                                                ----------    ----------

    Gross profit                                 1,697,513     2,179,362

Selling, general and administrative expenses     2,535,604     2,952,892
Amortization of noncompete agreements               59,333       195,600
Depreciation expense                               110,817       101,573
                                                ----------    ----------

    Operating loss                              (1,008,241)   (1,070,703)

Other income (expense):
  Interest expense                                (205,960)     (341,310)
  Interest expense to related parties (note 6)    (134,944)     (140,248)
  Miscellaneous, net                                32,775        39,554
                                                ----------    ----------
                                                  (308,129)     (442,004)
                                                ----------    ----------

    Net loss                                   $(1,316,370)   (1,512,707)
                                                ==========    ==========

See accompanying notes to financial statements.


STAR POINT ENTERPRISES, INC.

Statements of Stockholder's Deficit

Years Ended December 31, 1996 and 1995

--------------------------------------------------------------------------

                         Common stock  Additional                 Total
                         ------------    paid-in  Accumulated stockholder's
                         Shares Amount   capital    deficit      deficit
                         ------ ------ ---------- ----------- -------------

BALANCE, JANUARY 1,
  1995, as previously
  reported                1,000    10     549,990 (1,746,127)  (1,196,127)

Restatement adjustments
  (note 10)                 -      -          -     (407,553)    (407,553)
                         ------   ---     ------- ----------   ----------

BALANCE, JANUARY 1,
  1995, as restated       1,000    10     549,990 (2,153,680)  (1,603,680)

Issuance of common
  shares (note 6)        21,000   210   2,237,695      -        2,237,905
Capital contribution
  (note 6)                 -       -      146,021      -          146,021
Net loss                   -       -        -     (1,512,707)  (1,512,707)
                         ------  ----   --------- ----------   ----------

BALANCE, DECEMBER 31,
  1995                   22,000   220   2,933,706 (3,666,387)    (732,461)

Net loss                   -      -        -      (1,316,370)  (1,316,370)
                         ------  ----   --------- ----------   ----------

BALANCE, DECEMBER 31,
  1996                   22,000 $ 220   2,933,706 (4,982,757)  (2,048,831)
                         ====== =====   ========= ==========   ==========

See accompanying notes to financial statements.



STAR POINT ENTERPRISES, INC.

Statements of Cash Flows

Years Ended December 31, 1996 and 1995
--------------------------------------------------------------------------

                                                   1996           1995
                                                ----------     ----------

Cash flows provided by operating activities:
  Net loss                                     $(1,316,370)   (1,512,707)
  Adjustments to reconcile net income to
    net cash provided by (used in) in
    operating activities:
      Provision for write-down of inventories      185,358       653,473
      Depreciation and amortization                350,597       524,140
  Changes in operating assets and liabilities:
    Trade accounts receivable, net                  (6,590)      444,499
    Inventories                                    220,624       512,064
    Prepaid expenses                                18,722        55,023
    Accounts payable                                29,377      (144,566)
    Accrued interest to related parties             39,761       134,708
    Accrued commissions                            (61,774)      (53,526)
    Accrued royalties                              (57,570)      (16,085)
    Other accrued expenses                         (28,193)      (86,950)
                                                ----------    ----------
      Net cash provided by (used in) operating
        activities                                (626,058)      510,073
                                                ----------    ----------
Cash flows from investing activities -
  purchases of property and equipment              (15,800)         (606)
                                                ----------    ----------
Cash flows from financing activities:
  Proceeds from revolving line of credit         1,251,044     3,400,520
  Payments on revolving line of credit               -        (5,201,564)
  Proceeds from long-term debt                       -           800,000
  Payments on long-term debt                      (643,115)     (831,487)
  Payments on obligations under capital leases     (34,402)      (24,242)
  Proceeds from long-term debt to related
    parties                                          -         1,100,000
  Payments on long-term debt to related parties    (26,860)      (20,594)
  Capital contribution                               -           146,021
  Proceeds from issuance of common stock             -               210
                                                ----------    ----------
      Net cash provided by (used in) financing
        activities                                 546,667      (631,136)
                                                ----------    ----------
      Net decrease in cash                         (95,191)     (121,669)
Cash, beginning of year                            126,560       248,229
                                                ----------    ----------
Cash, end of year                               $   31,369       126,560
                                                ==========    ==========
Supplemental cash flow information:
  Cash paid during the year for interest        $  286,661       477,784
                                                ==========    ==========
  Debt and accrued interest contributed to
    equity                                      $    -         2,237,695
                                                ==========    ==========

See accompanying notes to financial statements.



STAR POINT ENTERPRISES, INC.

Notes to Financial Statements

December 31, 1996 and 1995
--------------------------------------------------------------------------

(1)  Summary of Significant Accounting Policies

     Nature of Business and Formation of Company

     Star Point Enterprises, Inc. (the Company) is primarily engaged in the business of manufacturing customized headwear under the name of Pro-Line Cap Company. The Company sells licensed headwear of professional teams, college teams, and other organizations throughout the United States. Subsequent to December 31, 1996, the Company sold substantially all of its assets to Carlyle Golf, Inc. See note 11.

     Inventories

     Inventories are stated at the lower of cost or market. The costs of inventories are at standard costs which approximate costs determined on a first-in, first-out (FIFO) basis.

     Property and Equipment

     Property and equipment are recorded at cost and depreciated over the lesser of the estimated useful lives or the terms of the lease of the respective assets on a straight-line basis. Upon sale or retirement, the related cost and accumulated depreciation are eliminated from the accounts and gains and losses are recognized in income. Repairs and maintenance which do not extend the lives or improve the respective assets are charged to expense as incurred.

     Noncompete Agreements

     In connection with prior acquisitions, certain amounts were paid to former stockholders and officers for noncompete agreements. These agreements are being amortized using the straight-line method over their five-year lives.

     Federal and State Income Taxes

     Effective May 1, 1991, the Company's stockholder elected that the Company be taxed as an "S corporation" as provided by the Internal Revenue Code. As a result, income tax is not imposed at the corporate level, and the Company's taxable income is reportable by the individual stockholder.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts reflected on those statements. Actual results could differ from those estimates.

     Reclassification

     Certain amounts in the December 31, 1995 financial statements have been reclassified to conform with the December 31, 1996 presentation.



STAR POINT ENTERPRISES, INC.

Notes to Financial Statements, Continued
--------------------------------------------------------------------------

     Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed
     Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position or results of operations.

(2)  Inventories

     Inventories consisted of the following:


                                                      December 31,
                                                -------------------------
                                                   1996          1995
                                                ----------    ----------
     Raw materials                              $  397,673       436,209
     Work in process                               170,080       129,828
     Finished goods                                841,836     1,249,534
                                                ----------    ----------
                                                $1,409,589     1,815,571
                                                ==========    ==========


     The Company recorded inventory writedowns of $185,358 and $653,473 in 1996 and 1995, respectively, to reduce the cost of certain merchandise to its estimated net realizable value.

(3)  Property and Equipment

     Property and equipment consisted of the following:


                                          December 31,          Useful
                                       1996        1995          lives
                                    ----------  ----------   ------------

     Furniture and fixtures         $   70,462      64,145    7-10 years
     Machinery and equipment         2,073,942   2,064,460    3-10 years
     Leasehold improvements            162,004     162,004    lease term
                                    ----------  ----------
                                     2,306,408   2,290,609
     Accumulated depreciation
       and amortization             (1,420,142) (1,129,477)
                                    ----------  ----------
                                    $  886,266   1,161,132
                                    ==========  ==========


STAR POINT ENTERPRISES, INC.

Notes to Financial Statements, Continued
--------------------------------------------------------------------------

(4)  Revolving Line of Credit

     The Company has a revolving line of credit with a financial institution that provides for borrowings up to $2,250,000 which are collateralized by cash balances, receivables, inventories and equipment. The line of credit bears interest at the bank's prime rate plus .5% (8.75% at December 31, 1996) and is guaranteed by the Company's stockholder. Advances under the line are payable on demand and the line of credit expires in March 1998, unless extended.

(5)  Long-Term Debt

     Long-term debt consisted of the following:


                                                      December 31,
                                                -------------------------
                                                   1996          1995
                                                ----------    ----------

     Note payable to a financial institution,
       bearing interest at the financial
       institution's prime rate plus 1%
       (9.25% at December 31, 1996),
       quarterly principal payments of
       $60,000 or 80% of the proceeds
       of specifically identified inventory,
       whichever is greater; interest payable
       monthly, unpaid principal and interest
       due in February 1997; collateralized
       by certain inventories, receivables,
       equipment and the personal guarantee
       of the Company's stockholder.             $  88,338       519,321
     Notes payable to a financial institution,
       bearing interest at 10.50%; monthly
       principal and interest payments of
       $18,113; unpaid principal and interest
       due in May 1998; collateralized by
       equipment.                                  272,280       450,723
     Note payable to financial institution,
       bearing interest at 9.69%; monthly
       principal and interest payments of
       $2,900; unpaid principal and interest
       due in May 1998; collateralized by
       equipment.                                   45,887        79,577
     Capitalized lease obligations                  11,536        45,939
                                                 ---------    ----------
                                                   418,041     1,095,560
     Less current portion                          329,732       614,818
                                                 ---------    ----------
           Long-term debt                        $  88,309       480,742
                                                 =========    ==========


     Maturities of long-term debt include $329,732 in 1997 and $88,309 in 1998.



STAR POINT ENTERPRISES, INC.

Notes to Financial Statements, Continued
--------------------------------------------------------------------------

(6)  Long-Term Debt to Related Parties

     Long-term debt to related parties consisted of the following:


                                                      December 31,
                                                -------------------------
                                                   1996          1995
                                                ----------    ----------
     Notes payable to related parties,
       bearing interest at rates from 3% to
       8.5%; monthly principal and interest
       payments of $11,473, beginning August
       1996 and $19,237 beginning January
       1997, unpaid principal and interest
       due through January 2002; personally
       guaranteed by the Company's
       stockholder.                             $1,270,322     1,276,872
     Note payable to stockholder, bearing
       interest at prime plus 1.0% (9.25%
       at December 31, 1996); monthly
       principal payments of approximately $2,000
       plus interest; unpaid principal and
       interest due in July 2000; uncollateralized
       and subordinated to the revolving line
       of credit.                                  670,540       690,850
                                                ----------    ----------
                                                 1,940,862     1,967,722
     Less current portion                          300,065        59,316
                                                ----------    ----------

         Long-term debt to related parties      $1,640,797     1,908,406
                                                ==========     =========


     Maturities of long-term debt to related parties include $300,065 in 1997, $282,589 in 1988, $299,470 in 1999, $875,606 in 2000, $176,867
     in 2001 and $6,265 thereafter.

     During 1995, the sole stockholder purchased 21,000 shares of common stock in exchange for $210 in cash, $2,100,000 of notes payable to the stockholder, and accrued interest of $137,695. Also during 1995, the sole stockholder contributed $146,021 in cash to the Company as a capital contribution.

     Interest expense on long-term debt to related parties totaled $134,944 in 1996 and $140,248 in 1995.

     In January 1997, the sole stockholder forgave $309,792 of outstanding debt and $34,151 of accrued interest to the Company. In addition, other related parties forgave $107,469 of accrued interest. Such transactions have not been reflected in the accompanying financial statements.

(7)  Distributorship Agreements

     Approximately 17% and 16% in 1996 and 1995, respectively, of total sales are a result of distributorship agreements which entitle the Company to manufacture and sell headwear of professional athletic organizations. The distributorship agreements expired in December 1996.


STAR POINT ENTERPRISES, INC.

Notes to Financial Statements, Continued
--------------------------------------------------------------------------

(8)  Related Party Transactions

     The Company is committed to a ten-year noncancelable operating lease agreement with a related party for certain land and buildings which expires April 12, 2001. Total rent expense under the agreement, including utility costs, was approximately $203,296 in 1996 and $109,000 in 1995.

     Future minimum lease payments on this noncancelable operating lease are as follows:


        Year ending December 31:

        1997                                   $129,996
        1998                                    129,996
        1999                                    129,996
        2000                                    129,996
        2001                                     36,832
                                               --------
          Total minimum payments               $556,816
                                               ========


     In addition, the Company leases a warehouse from a related party on a month-to-month basis. Rental expense amounted to approximately $36,000 in 1996 and $42,000 in 1995.

(9)  Self Insurance

     The Company is self-insured for medical claims up to $25,000 per plan year for each individual covered by its employee medical benefit plan. Claims in excess of $25,000 are covered by a stop-loss insurance policy which provides coverage to $975,000 (there is a $1,000,000 life time benefit per employee in the Company's medical benefit plan). The Company is also self-insured for workers compensation claims up to $100,000. The Company has a general liability insurance policy which limits its exposure to workers compensation claims. This policy insures claims in excess of $100,000 with an aggregate coverage of $900,000.

     Accrued liabilities at December 31, 1996, include amounts management believes adequate to cover the estimated claims arising prior to year-end that have not yet been paid, including claims incurred but not yet reported.

(10) Restatement

     The accompanying financial statements for the year ended December 31, 1995 have been restated to expense headwear design costs that were previously deferred and to increase the provision for obsolete and excessive inventory. The effect of these adjustments was to increase the previously reported loss by $617,462 and to increase the accumulated deficit by $407,553 at January 1, 1995.

(11) Subsequent Event

     On January 24, 1997, the Company sold substantially all of its assets to Carlyle Golf, Inc. (Carlyle). Consideration for the assets sold included preferred stock and common stock of Carlyle and the assumption of substantially all of the Company's liabilities, except for notes payable to related parties. The notes payable to related parties were exchanged for shares of preferred stock of Carlyle. The accompanying financial statements reflect the historical activities of the Company and do not reflect the effects of the acquisition by Carlyle.